UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CENTRAL VERMONT PUBLIC SERVICE CORPORATION
(Exact name of registrant as specified in its charter)

Vermont (State or other jurisdiction of incorporation or organization)	03-0111290 (IRS Employer Identification No.)
77 Grove Street Rutland, Vermont 05701 (802) 773-2711 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
Dale A. Rocheleau, Senior Vice President for Legal and Public Affairs, and Corporate Secretary Central Vermont Public Service Corporation 77 Grove Street Rutland, VT 05701 (802) 747-5355	Frank Lee, Esq. Nixon Peabody LLP 437 Madison Avenue New York, NY 10022-7001 (212) 940-3186
(Names, addresses, including zip codes, and telephone numbers, including area codes, of agents for service)

(Approximate date of commencement of proposed sale to the public): From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [   ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [ X ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]                     .

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [   ]

If this Form is a post-effective amendment to a registration statement files pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [   ]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered *	Proposed maximum offering price per unit **	Proposed maximum aggregate offering price **	Amount of registration fee
Common Stock, $6 Par Value	500,000	$26.855	$13,427,500.00	$412.22
*

Pursuant to Rule 429, the prospectus included in this Registration Statement also relates to shares of the Registrant's Common Stock previously registered on Form S-3, Registration No. 333-57350. A registration fee was previously paid with respect to these shares. This Registration Statement also constitutes a post-effective amendment to Registration No. 333-57350 and such post-effective amendment shall hereafter become effective concurrently with the effectiveness of this Registration Statement in accordance with Section 8(c) of the Securities Act.

**

Estimated for the purpose of the above calculations only; and, pursuant to Rule 457(c), based on the average of the high and low prices for the Registrant's Common Stock reported on the New York Stock Exchange on March 26, 2007.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

Prospectus

Central Vermont Public Service Corporation

Dividend Reinvestment and
Common Stock Purchase Plan

Summary of Plan

Central Vermont Public Service Corporation's Dividend Reinvestment and Common Stock Purchase Plan, referred to herein as the Plan, provides holders of our Common Stock, $6 par value, and Preferred Stock, which we refer to as our Stock, and individuals or entities who are not currently stockholders (depending on legal residence) with a convenient method of purchasing our Common Stock.

Common Stock purchased under the Plan may, at the option of the Company, be newly issued shares, treasury shares, or shares purchased on the open market. As of the date of this prospectus, shares of Common Stock are purchased on the open market by the Plan Administrator.

The Price Per Share of shares purchased under the Plan will be, in the case of newly issued or treasury shares of the Company, the average of the high and low prices of the Common Stock as traded on the New York Stock Exchange on the Investment Date (or the next preceding date on which such prices were reported), plus minimal fees, if any. In the case of shares purchased on the open market, the Price Per Share will be the weighted average price per share (adjusted for brokerage commissions and, if applicable, certain related costs of the transaction) at which such shares are purchased on the open market by the Plan Administrator in relation to the relevant Investment Date.

The Plan allows a Participant to elect to:

    have all or a portion of their cash dividends on their Stock reinvested in shares of Common Stock and to make optional cash payments into the Plan;
    receive dividends in cash and to make optional cash payments into the Plan to purchase shares of Common Stock;
    make automatic monthly investments by electronic funds transfers from a checking or savings account; and
    deposit share certificates for safekeeping.

In the event of optional cash payments referred to above, each investment (other than an initial investment) must be at least $100, and not total more than $5,000 per month, as further discussed in Question 2 below.

This prospectus describes the terms and conditions of the Plan and should be retained for future reference.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR BY ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is _______________, 2007

TABLE OF CONTENTS

CENTRAL VERMONT DIVIDEND REINVESTMENT AND COMMON STOCK PURCHASE PLAN

Summary of Plan
Available Information
Incorporation of Certain Documents by Reference
The Company
Description of the Plan
              Definitions
              Purpose
              Benefits
              Administration
              Participation
              Automatic Monthly Investment
              Acquisition of Shares
              Costs
              Dividend Reinvestment
              Optional Cash Payments
              Certificates
              Employees
              Reports to Participants
              Withdrawal from the Plan
              Sale of Shares
Federal Tax Treatment of Participation in the Plan
Other Information
Use of Proceeds
Legal Matters
Experts

THE COMPANY

              Central Vermont Public Service Corporation is the issuer of the shares of Common Stock offered hereby. We are the largest electric utility in Vermont. Together with our subsidiaries, we engage principally in the purchase, production, transmission, distribution, and sale of electricity. We serve approximately 155,000 customers in nearly three-quarters of the towns, villages, and cities in Vermont. Our principal executive offices are located at 77 Grove Street, Rutland, VT 05701 and our telephone number is (800) 649-2877.

DESCRIPTION OF THE PLAN

              The following is a question and answer statement of the provisions of the Company's Plan.

DEFINITIONS

              Authorization Form:   The form a Stockholder signs and completes to join the Plan.

              Automatic Monthly Investment:   A means of investment whereby a Participant elects to have a designated amount of funds withdrawn from a checking or savings account on a monthly basis of at least $100 per month and no more than $5,000 per month, for the purchase of additional shares of Common Stock.

              Cut-off Date:   The date by which Optional Cash Payments and Initial Investments must be received from Participants to be invested on the 15th of that month. The Cut-off Date is the 10th day of each month or the prior business day if the 10th falls on a Saturday, Sunday, or holiday. Payroll deductions received through the last payday of any given month will be invested on the 15th of the following month.

              Dividend Payment Date:   The date on which dividends are payable; currently on or about the 15th day of February, May, August, and November for Common Stock; and for all series of Preferred Stock, on the first day of January, April, July, and October.

              Enrollment Form:   The form a Non-Stockholder signs and completes to join the Plan.

              Initial Investment:   The payment Non-Stockholders must make upon execution of the Enrollment Form, of between $250 and $5,000 (in United States Dollars) to make an initial purchase of Common Stock.

              Investment Date:   The date or dates of each month on which shares of Common Stock are purchased with Optional Cash Payments, cash dividends, payroll deductions, Initial Investments and Automatic Monthly Investments; currently investments commence on the 15th day of each month, or the prior business day if the 15th falls on a Saturday, Sunday, or holiday.

              Non-Stockholder:   An individual or entity not currently a holder of record of our Stock. Non-Stockholders may become Participants, depending on their state or other jurisdiction of legal residence. Due to differences in applicable securities laws, we do not offer the Plan in all jurisdictions.

              Optional Cash Payment:   A means of investment whereby a Participant may make Optional Cash Payments (in United States Dollars), by check or money order, into the Plan in amounts of at least $100 per investment, and no more than $5,000 per month, for the purchase of additional shares of Common Stock.

              Participant:   An individual or entity, whether previously a Stockholder or a Non-Stockholder, who has enrolled in the Plan. To remain a Participant, a Stockholder must have at least one share of Common Stock credited to his or her account. A Participant who has terminated his or her participation in the Plan will receive a check for the cash value of any fractional share remaining.

              Plan Administrator:   American Stock Transfer & Trust Company, our Transfer Agent and Plan Administrator, or any successor administrator we designate Plan Administrator, administers the Plan, maintains records, sends the Statement of Holdings to Participants, and performs other duties relating to the Plan. The Plan Administrator also handles purchases and sales and holds all shares of Common Stock purchased in accordance with the provisions of the Plan.

              Price Per Share:   The Price Per Share for purchases from the Company is the average of the high and low prices of the Common Stock as traded on the New York Stock Exchange on the Investment Date (or the next preceding date on which such prices were reported), plus minimal fees, if any. In the case of open market purchases, the Price Per Share will be the weighted average price per share (adjusted for brokerage commission and, if applicable, certain related costs of the transaction) at which such shares are purchased on the open market by the Plan Administrator in relation to the relevant Investment Date. Purchases of shares on the open market may be made over a period of several dates.

              Record Date:   The date, usually 15 days before the Dividend Payment Date, by which a Stockholder must own stock to receive the dividend payable on the next Dividend Payment Date.

              Related Costs:   Costs and expenses, in addition to brokerage commissions, incurred in maintaining and administering the Plan, such as printing and mailing costs, which in our discretion, we may elect to pass through to Participants as part of the Price Per Share. See Questions 3 and 17 for additional information regarding Related Costs.

              Settlement Date:   The date on which the final purchase of the Company's Common Stock on any given Investment Date settles.

              Stockholders:   Holders of record of our Common and/or Preferred Stock.

              Total Amount Invested:   The aggregate of the applicable Initial Investment, Optional Cash Payments, Automatic Monthly Investments, cash dividends, and payroll deductions, less brokerage commissions and, if applicable, Related Costs, invested on behalf of a Participant on any Investment Date.

PURPOSE

1.   What is the purpose of the Plan?

              The Plan provides Stockholders and Non-Stockholders who qualify with a convenient and economical way to purchase shares of Common Stock with Optional Cash Payments, including the Initial Investment, Automatic Monthly Investments, payroll deductions, and/or reinvested dividends. You may call the Plan Administrator with any questions about the Plan. See Question 4 for additional information.

BENEFITS

2.   What are the advantages of the Plan?
    Stockholders may elect to have all or a portion of the dividend payments on any or all classes or series of Stock reinvested in Common Stock and (if desired) may elect to make Optional Cash Payments into the Plan, Automatic Monthly Investments, or continue to receive cash dividends and make Optional Cash Payments or Automatic Monthly Investments of at least $100 to purchase Common Stock through the Plan.
    Non-Stockholders who qualify may become Participants by making an Initial Investment of at least $250, not to exceed $5,000, to purchase Common Stock through the Plan. See Question 12 for additional information.
    Optional Cash Payments may be made occasionally or at regular intervals, as the Participant desires. Dividend payments not reinvested will be paid in the usual manner.
    Full investment of funds including the Initial Investment, Optional Cash Payments, Automatic Monthly Investments and/or reinvested dividends is possible through the purchase of whole and fractional shares of Common Stock.
    The Plan offers a "safekeeping" service whereby Participants may deposit certificates representing Common Stock into the Plan free of charge. Shares of Common Stock so deposited will be credited to the account of the Participant.
    Participants may sell shares of Common Stock credited to their account through the Plan at a minimal cost. See Question 34 for additional information.
    A Participant may direct the Plan Administrator, at any time and free of charge, to issue certificates for shares held in the Plan, to transfer all or a portion of the shares of Common Stock credited to his or her account to the account of another Participant (or to set up an account for a new Participant in connection with such transfer) or to send certificate(s) representing shares to the Participant or another designated person or entity. See Questions 24 and 37 for additional information.
    A Statement of Holdings will be mailed to each Participant showing all transactions completed during the year to date and other information related to his or her account.
    No brokerage commissions are paid for newly issued or treasury shares. However, minimal fees may be attributed to the transaction. Brokerage commissions for open market transactions are generally lower than those paid by individual purchasers for this service. See Question 16 for additional information.

3.   What are the disadvantages of the Plan?
    No interest is paid on dividends, Optional Cash Payments, including Initial Investments, Automatic Monthly Investments, and payroll deductions held pending investment or reinvestment.
    Optional Cash Payments and Initial Investments must be received by the applicable Cut-off Date to be invested on the Investment Date.

    Participants have no control over the price. Participants will not know the number of shares purchased or the Price Per Share until the investment of funds has been completed. See Questions 15 and 17 for additional information.
    Shares purchased on the open market through the Plan require the payment of brokerage commissions by Participants, although such commissions are generally lower than the brokerage commissions applicable to individual purchases of a small number of shares.
    We have reserved the right to pass Related Costs through to Participants, which would increase the cost of Common Stock purchased under the Plan.
    The Company may also, without prior notice to the Participants, change its determination as to whether Common Stock will be purchased by the Plan Administrator directly from the Company or on the open market at the Company's election. The Company cannot change its election more than once every three months.

ADMINISTRATION

4.   Where should correspondence and telephone communications regarding the Plan be directed?

              Any inquiries regarding your account should be mailed to:

American Stock Transfer & Trust Company
59 Maiden Lane
New York, NY 10038

              Any transaction requests should be mailed to:

American Stock Transfer & Trust Company
P.O. Box 922
Wall Street Station
New York, NY 10269-0560
or visit AST's Website at: www.amstock.com

When writing, please reference Central Vermont Public Service Corporation and include a daytime telephone number.

Shareholder Services Representatives may also be reached by telephone at (888) 777-0318 (within the US) or (718) 921-8124 Monday through Thursday 8:00 am to 7:00 pm (Eastern Standard Time) and Fridays 8:00 am to 5:00 pm.

5.   What is the source of the Common Stock purchased under the Plan?

              If the Company elects to purchase shares of Common Stock on the open market, the Plan Administrator will make all purchases of Common Stock on the open market necessary to meet the requirements of the Plan. We do not exercise any direct or indirect control over the prices or timing of purchases made by the Plan Administrator. If open market purchases are not made, the shares acquired under the Plan will be newly issued or treasury shares of Common Stock of the Company.

PARTICIPATION

6.   Who is eligible to participate?

              Any Stockholder and any Non-Stockholder who qualifies is eligible to participate in the Plan. A beneficial owner whose shares are registered in a name other than his or her own (for example, in the name of a broker, bank or other nominee) must have those shares transferred into his or her name in order to be eligible to participate with dividends from them unless arrangements are made with the broker, bank or other nominee to participate in the Plan.

              Employees of our Company and its wholly owned subsidiaries are eligible to participate in the Plan through payroll deductions. See Question 27 for additional information.

7.   How do Stockholders become Participants in the Plan?

              Stockholders may join the Plan at any time by checking the appropriate box and signing an Authorization Form and returning it to the Plan Administrator at the address listed in Question 4. If the Stock is jointly owned, all registered owners must sign the Authorization Form.

8.   What does the Authorization Form provide?

              The Authorization Form allows Stockholders to indicate how they want to participate in the Plan as outlined below:

Option A

Full Dividend Reinvestment directs the Plan Administrator to invest all your cash dividends on all shares now or subsequently registered in your name and to accept Optional Cash Payments from you to purchase Common Stock.

Option B

Partial Dividend Reinvestment directs the Plan Administrator to invest cash dividends only on that number of shares that you specify in the appropriate box on the Authorization Form [and to accept Optional Cash Payments from you to purchase Common Stock]. You must enroll at least 10 shares to choose this option. All whole and fractional shares you acquire through reinvestment of dividends will be placed in your Plan account and dividends on those shares will also be reinvested. You may withdraw those shares from the Plan if you want to receive cash dividends on them but you must keep at least 10 shares in the Plan in order to participate in this option and to make Optional Cash Payments into the Plan.

Option C	Optional Cash Payments Only directs the Plan Administrator to accept Optional Cash Payments from you to purchase Common Stock. All dividends will be paid in cash.

              If no box is checked, the Participant's account will be coded for Full Dividend Reinvestment and all dividends will be reinvested. The Authorization Form also provides for the appointment of the Plan Administrator to purchase shares on behalf of the Participant.

9.   How do Non-Stockholders become Participants?

              Non-Stockholders who qualify, depending on the state or other jurisdiction of their legal residence, may join the Plan by completing and signing an Enrollment Form and returning it to the Plan Administrator, at the address listed in Question 4, with an Initial Investment of at least $250 but not more than $5,000. The payment must be in the form of a check or money order, made payable to the Plan Administrator. NO INTEREST WILL BE PAID ON INITIAL INVESTMENTS PENDING INVESTMENT.

10.   What does the Enrollment Form provide?

              The Enrollment Form allows Non-Stockholders who qualify to enroll and participate in the Plan, to indicate whether he or she wants to: (a) reinvest all dividends and make Optional Cash Payments, or (b) reinvest a portion of dividends and make Optional Cash Payments, or (c) make Optional Cash Payments only with all dividends paid in cash, and/or (d) make Automatic Monthly Investments. In addition, the Enrollment Form provides for the appointment of the Plan Administrator to purchase shares on behalf of the Participant. If no box is checked, the Participant's account will be coded for Full Dividend Reinvestment and all dividends will be reinvested. Upon receiving the Enrollment Form with the Initial Investment, the Plan Administrator will establish an account and apply the Initial Investment to the purchase of Common Stock on the next applicable Investment Date.

              A beneficial owner of shares of Common Stock registered in the name of a financial intermediary (for example, in the name of a broker, bank or other nominee), may participate in the Plan after instructing the financial intermediary to re-register the shares in the name of the beneficial owner and those shares have been re-registered. Any costs associated with that registration will be borne by the stockholder. A registered stockholder may enroll in the Plan without having to make an initial investment. Alternatively, arrangements can be made with a financial intermediary to participate in the Plan on the beneficial owner's behalf.

              An Enrollment Form or an Authorization Form may be obtained at any time by contacting the Plan Administrator as indicated in Question 4.

11.   When may Stockholders join the Plan?

              A Stockholder may join the Plan at any time and will become a Participant when the Plan Administrator receives the signed Authorization Form. However, to participate with reinvested dividends the Authorization Form must be received by the Plan Administrator at least two weeks before the Dividend Payment Date on which the Participant wants to begin reinvesting dividends.

              If a Stockholder wants to join the Plan with only Optional Cash Payments, enrollment should be timed such that investments may be made as discussed in Question 23.

12.   When may Non-Stockholders join the Plan?

              A Non-Stockholder who qualifies may join the Plan at any time and will become a Participant when the Plan Administrator receives the signed Enrollment Form and the Initial Investment. In order to be invested on the next Investment Date, an Initial Investment must be received no later than the applicable Cut-off Date.

13.   May a Participant change his or her method of participation in the Plan after enrollment?

              Yes, by submitting a revised Authorization Form or sending a written request signed by all registered owners to the address specified in Question 4. A change in dividend reinvestment will be effective with the next Dividend Payment Date, if the request for change is received at least two weeks before that date.

AUTOMATIC MONTHLY INVESTMENT

14.   What is Automatic Monthly Investment and how does it work?

              Participants may make Optional Cash Payments by means of an Automatic Monthly Investment of not less that $100 nor more than $5,000 per investment by electronic funds transfer from a predesignated U.S. bank account. If a Participant has already established a Plan account and wishes to initiate Automatic Monthly Investments, the Participant must complete and sign an Automatic Monthly Investment Form and return it to the Plan Administrator together with a voided blank check (for a checking account) or deposit slip (for a savings account) for the account from which funds are to be withdrawn. Automatic Monthly Investment Forms may be obtained from the Plan Administrator. Forms will be processed and will become effective as promptly as practicable.

              Non-Stockholders may also enroll by completing the appropriate section of the Enrollment Form.

              Once Automatic Monthly Investment is initiated, funds will be withdrawn from the Participant's designated account approximately five business days prior to the investment date.

              Participants may change the amount of their Automatic Monthly Investment by completing and submitting to the Plan Administrator a new Automatic Monthly Investment Form. To be effective with respect to a particular Investment Date, however, the new Automatic Monthly Investment Form must be received by the Plan Administrator by the 25th day of the month preceding such Investment Date. Participants may terminate their Automatic Monthly Investment by notifying the Plan Administrator in writing.

ACQUISITION OF SHARES

15.   What will be the Price Per Share of Common Stock purchased under the Plan?

              The Price Per Share under the Plan depends in part on whether the shares of Common Stock are purchased from us or on the open market.

               (a) If the Company elects to purchase shares of Common Stock on the open market, the Price Per Share will be the weighted average Price Per Share (adjusted for brokerage commissions and, if applicable, certain Related Costs, discussed below) at which such shares are purchased for Participants on the applicable Investment Date.

               (b) If the Company elects to issue newly issued or treasury shares of Company Common Stock, the Price Per Share will be the average of the high and low prices of the Common Stock as traded on the New York Stock Exchange on the Investment Date (or the next preceding date on which such price was reported), plus minimal fees, if any.

16.   What will be the cost per share, in addition to brokerage commission, of Common Stock purchased under the Plan?

              If the Plan Administrator purchases shares on the open market, Participants will pay brokerage commissions on those shares. Because of the volume of shares purchased through the Plan, commissions are generally lower than those which Participants would otherwise pay should they purchase a like number of shares outside of the Plan.

              As of the date of this Prospectus, shares of Common Stock are purchased on the open market by the Plan Administrator. There are no brokerage commissions or related service charges for newly issued or treasury shares.

              At present, all Related Costs of the Plan (other than brokerage commissions) are paid by the Company. However, the Company reserves the right at any time to charge Related Costs. Participants will be notified in advance prior to the effective date should the Company determine to charge such costs.

              It is estimated at this time that such brokerage commissions and Related Costs, if any, will not exceed five cents per share; however, these costs are subject to change over time.

              There are no expenses in connection with withdrawal from the Plan unless the Participant requests that shares held under the Plan be sold. See Questions 32 and 34 for additional information.

17.   How many shares of Common Stock will be purchased for a Participant?

              After the investment of funds has been completed, each Participant's account will be credited with the number of shares of Common Stock, including fractions, equal to the Total Amount Invested divided by: (a) the weighted average Price Per Share if open market shares are acquired; or (b) the Price Per Share calculated as provided in Question 15(b) if newly issued or treasury shares are acquired.

              A Participant may not request the purchase of a specific number of shares or the Price Per Share at which shares are to be purchased. A Participant may not restrict or control purchases by the Plan Administrator.

              In the case of a Participant who is subject to backup withholding tax on dividends under the Plan, or a foreign Participant whose dividends are subject to United States income tax withholding, the amount of the tax to be withheld will be deducted from the amount of the dividends and only the reduced amount will be reinvested.

DIVIDEND REINVESTMENT

18.   How does dividend reinvestment work?

              Unless a Participant has checked the "Optional Cash Payments Only" box on the Authorization or Enrollment Form, the Plan Administrator will invest all or a portion of the dividends paid on the applicable Stock including dividends paid on fractional shares, if any, in additional Common Stock. At the option of the Company, shares of Common Stock will be purchased under the Plan from newly issued shares, treasury shares, or shares purchased on the open market by the Plan Administrator. The Price Per Share is described in Question 15.

19.   When will shares of Common Stock be purchased with reinvested dividends?

              Dividends paid in any given month will be reinvested on the Investment Date in such month. The Plan Administrator, at its sole discretion, determines the exact timing of open market purchases for allocation to the accounts of Participants in the Plan, as well as the number of shares to be so purchased at any time, depending upon the amount of reinvested dividends, market conditions, and the requirements of federal securities laws. The Plan Administrator is required, however, to complete purchases within thirty days after receiving the funds to be used for such purpose. Shares are credited to Participants' accounts as of the Settlement Date. If shares are purchased directly from the Company, such purchases shall take place on the Investment Date. NO INTEREST WILL BE PAID ON DIVIDENDS HELD PENDING INVESTMENT.

20.   May a Stockholder reinvest dividends from only a portion of a particular class or series of shares owned and registered in the same name?

              Yes.   A Stockholder may participate in the Plan with respect to less than all of the shares of a single class or series of our Stock registered in the Stockholder's name by completing an Authorization Form and checking the appropriate box. See Question 8 for details.

OPTIONAL CASH PAYMENTS

21.   How do Optional Cash Payments work?

              The option to make cash payments to purchase additional shares of Common Stock is available to all Participants. If a Participant has checked the "Optional Cash Payments Only" box on the Authorization or Enrollment Form, a Participant will be paid the dividends on Stock registered in his or her name as well as dividends on the shares credited to his or her account under the Plan.

              Any number of Optional Cash Payments may be made in each calendar year, but each such payment must be at least $100 per investment and the total amount of payments may not exceed $5,000 per month. The same amount need not be sent each month or with respect to each Investment Date, and there is no obligation to make any Optional Cash Payment at any time.

              Any Optional Cash Payment received from a Participant in an amount less than $100 at any one time, or any amount in excess of $5,000 per month, will be returned to the Participant.

              Optional Cash Payments should be made by check or money order payable to the Plan Administrator. The Statement of Holdings sent to all Participants following an investment has a Dividend Reinvestment Enrollment Stub attached for future Optional Cash Payments. All payments should be mailed to the address shown on that Dividend Reinvestment Enrollment Stub.

              A broker, bank or other nominee, as holder on behalf of a beneficial owner, may utilize the Authorization Form for Optional Cash Payments under its account.

              The Authorization Form provides the sole means whereby a broker, bank or other nominee holding shares on behalf of beneficial owners in the name of a securities depository may make Optional Cash Payments on behalf of such beneficial owners. An Authorization Form must be delivered to the Plan Administrator at the address specified in Question 4 each time that such broker, bank or other nominee transmits Optional Cash Payments on behalf of the beneficial owners in the nominee account.

22.   Can Optional Cash Payments be included with the electric utility payment?

              No.   All Optional Cash Payments submitted with a Dividend Reinvestment Enrollment Stub should be mailed to the address outlined on the Dividend Reinvestment Enrollment Stub attached to your Statement of Holdings.

              All Optional Cash Payments submitted without a Dividend Reinvestment Enrollment Stub and general correspondence, as outlined in Question 4, should be mailed to the Plan Administrator at the address specified. Please reference Central Vermont Public Service Corporation on your check or money order.

23.   When will Optional Cash Payments be invested?

Consistent with the Plan Administrator's fiduciary obligations, market conditions, and the requirements of federal securities laws, Optional Cash Payments will be invested monthly on the Investment Date. The Price Per Share is described in Question 15.

              All Optional Cash Payments to be invested on a particular Investment Date must be received by the Plan Administrator by the applicable Cut-off Date. Optional Cash Payments received after the applicable Cut-off Date will be held by the Plan Administrator until the next applicable Investment Date. Optional Cash Payments will be refunded if a written request is received by the Plan Administrator on or before the applicable Cut-off Date. NO INTEREST WILL BE PAID ON OPTIONAL CASH PAYMENTS HELD PENDING INVESTMENT.

CERTIFICATES

24.   Are certificates issued for shares of Common Stock purchased under the Plan?

              Certificates for shares of Common Stock purchased under the Plan are not issued to Participants but are registered in the name of a nominee for the Plan. This service protects against loss, theft or destruction of stock certificates. The number of shares of Common Stock (including fractional shares to three decimal places) credited to an account under the Plan are shown on a Participant's Statement of Holdings.

              Upon written request by a Participant, certificates for any number of whole shares credited to an account under the Plan will be issued. Certification of shares will not affect reinvestment of dividends (if previously elected) on those shares. Requests for the issuance of certificates should be mailed to the address shown in Question 4. Certificates for fractional shares of Common Stock will not be issued under any circumstances.

25.   How will certificates be registered when issued?

              Certificates will be issued in the Participant's name as set forth on our shareholder record. See Question 37 for additional options.

26.   May a Participant transfer shares of our Common Stock registered in his or her name into a
         Plan account for safekeeping?

              Yes, at the time of enrollment or at any time thereafter, Participants may take advantage of the Plan's cost-free safekeeping services. Certificates will be deposited into the Plan upon receipt by the Plan Administrator. Do not endorse such certificates. A completed Authorization Form must also be received, if you are not already enrolled in the Plan. The shares of Common Stock will be transferred into the name of the nominee for the Plan, as custodian, and credited to the Participant's account. Thereafter, shares deposited for safekeeping will be treated in the same manner as shares purchased through the Plan. Thus, shares held for safekeeping may be transferred or sold through the Plan in a convenient and efficient manner (see Questions 34 and 37 for additional information). It is the responsibility of the Participant to retain his or her records relative to the cost of any shares represented by certificates deposited into safekeeping.

              Participants who wish to deposit their Common Stock certificates with the Plan Administrator should consider sending them by registered or certified mail, return receipt requested, to the address listed below, since the Participant bears the risk of replacement costs if the certificates are lost in transit.

              Certificates sent by overnight delivery service should be addressed to the transaction request address noted in Question 4.

              Please attach the Cash Investment and Other Transaction Form found at the bottom of your Statement of Holdings or include a written request instructing the Plan Administrator to deposit the Common Stock certificate(s) into your Plan account under the "Safekeeping" feature.

EMPLOYEES

27.   How does an employee participate in the Plan through payroll deductions?

              An eligible employee may join the Plan at any time by completing a Payroll Deduction Authorization Form, referred to herein as the Payroll Form, and returning it to the Payroll Department. If the employee is not currently a Stockholder, an Initial Investment of $100 must be made prior to initiating payroll deductions.

              An employee may authorize payroll deductions totaling between $100 and $5,000 per month. Deductions for employees who currently have less than $100 per quarter deducted have been grandfathered. However, the aggregate of an individual employee's Initial Investment, Optional Cash Payments, and payroll deductions may not exceed $5,000 per month. If the employee makes Optional Cash Payments which, together with payroll deductions, exceed $5,000 per month, the Plan Administrator will return to the employee the amount exceeding $5,000.

28.   When will employee payroll deductions be invested?

              Payroll deductions will be invested on the Investment Date following the month in which the deductions were made. NO INTEREST WILL BE PAID ON PAYROLL DEDUCTIONS HELD PENDING INVESTMENT.

29.   How does an employee change the payroll deduction or method of participation?

              An employee can revise, change or terminate the amount of payroll deduction or method of participation at any time by giving written notice to the Payroll Department. The Payroll Form may be used for these purposes. Commencement, revision or termination of payroll deductions will become effective as soon as practicable after an employee's request is received by the Payroll Department. If the employee has notified the Payroll Department of his or her withdrawal from the Plan at least two weeks before the Investment Date, the amount withheld since the last investment will be returned by the Payroll Department.

REPORTS TO PARTICIPANTS

30.   How will Participants be advised of their purchase of Common Stock?

              As soon as practicable after each Investment Date, the Plan Administrator will send each affected Participant a Statement of Holdings. These statements, containing cumulative information on a calendar year basis, are a Participant's record of the number, price, and dates shares were purchased. The last statement received should be retained until the next one is received. However, the last statement of each calendar year should be retained permanently for accounting purposes. Federal tax information will be sent by January 31st of each year. Foreign Participants will also receive tax information indicating the amount of United States income tax withheld.

31.   What other communications will Participants receive from us?

              Each Participant will receive a copy of the current Prospectus for the Plan, a copy of all communications mailed to Stockholders, including Annual Reports, the Notice of and Proxy Statement for Annual Meeting of Stockholders, a form of proxy, and income tax information for reporting dividends. Beneficial owners who participate through their brokers will receive communications and tax information directly from them.

WITHDRAWAL FROM THE PLAN

32.   How does a Participant withdraw from the Plan?

              In order to withdraw from the Plan, a Participant must provide written notification that he or she wants to withdraw to the address shown in Question 4. A Participant may complete and sign the reverse side of the Cash Investment and Other Transaction Form, which is the bottom portion of his or her Statement of Holdings, and mail that Form to the address in Question 4. If a Participant withdraws from the Plan or if we terminate the Plan, certificates for whole shares of Common Stock credited to the account of the Participant under the Plan will be issued and a check will be remitted to the Participant for any fractional share. A Participant may also withdraw by having his or her shares sold. See Question 34.

33.   When may a Participant withdraw from the Plan?

              Participants may withdraw at any time by notifying the Plan Administrator either via the internet at www.amstock.com, by telephone or in writing. To terminate the reinvestment of dividends, the request to withdraw must be received by the Plan Administrator at least three days before the applicable dividend payable date. If the request to withdraw is received by the Plan Administrator at least three days before the dividend payable date, the un-invested dividend for that dividend will be paid out in cash on such date. If the request to withdraw shares is received by the Plan Administrator less than three days before the dividend payable date then dividends will be reinvested. However, the participant's next dividend and all subsequent dividends will be paid in cash on all shares.

SALE OF SHARES

34.   How will shares held in the Participant's account be sold?

              A Participant may request to sell all, or a partial number of shares, of Common Stock credited to his or her account in the Plan. In order for a Participant to sell some or all of the shares credited to his or her account, he or she must provide notification to the address shown in Question 4 or you may access AST's website at www.amstock.com to process your request. A Participant may complete and sign the Transaction Request attached to the bottom of your Dividend Reinvestment Statement or your Transaction Confirmation Form, which is the bottom portion your Statement of Account, and mail that Form to the address in Question 4.

              The sale will be made as soon as practicable but normally within five trading days after receipt of the request. The Participant will receive the proceeds of the sale less any related brokerage commissions and any applicable taxes. The Plan Administrator may commingle each Participant's shares with those of other Participants for the purpose of executing sales resulting in a net sale of shares.

              There will be no delays in processing sale requests received during the 14-16 trading day period beginning on or about the 8th day of February, May, August, and November.

FEDERAL TAX TREATMENT OF PARTICIPATION IN THE PLAN

35.   What are the Federal income tax consequences of participation in the Plan?

              Participants in the Plan, in general, have the same Federal Income Tax obligations with respect to their reinvested dividends as do shareholders who are not Participants in the Plan. Therefore, such dividends which a Participant reinvests under the Plan are taxable even though the Participant does not actually receive a dividend check, but, instead, uses them to purchase additional shares under the Plan. Participants purchasing shares under the Plan with Initial Investments, Optional Cash Payments, or Automatic Monthly Investments realize no taxable income at the time of investment.

              Employees who participate in the Plan through payroll deductions will realize ordinary income in the amount of the payroll deductions, just as they would have if such compensation had been paid to them directly in cash, and such amounts are subject to regular payroll taxes. The Plan is not a tax-qualified or tax-deferred employee benefit plan.

              The tax basis of shares purchased under the Plan is equal to the purchase price (including brokerage commissions and Related Costs, if applicable).

              A Participant's holding period for shares purchased pursuant to the Plan will begin on the day following the applicable Investment Date.

              A Participant will not realize any taxable income solely as a result of receiving a certificate for some or all of the whole shares already credited to his or her account under the Plan, nor upon withdrawal from or termination of the Plan.

              A Participant will recognize a gain or a loss when shares are sold, whether such sale is pursuant to his or her request upon his or her withdrawal from the Plan or takes place after withdrawal from or termination of the Plan. A Participant will also recognize a gain or a loss when he or she receives a cash payment for a fraction of a share. In either event, the amount of the gain or loss is the difference between the amount which the Participant receives for the shares or fraction of a share and the tax basis thereof.

              In the case of a shareholder who is subject to backup withholding tax on dividends under the Plan, or a foreign shareholder whose dividends are subject to United States income tax withholding, the amount of the tax to be withheld will be deducted from the amount of the dividends and only the reduced amount will be reinvested.

              All Participants are urged to consult their own tax advisors to determine the particular tax consequences---federal, state, and local---which may result from their participation in the Plan and the subsequent disposal by them of shares purchased through the Plan.

OTHER INFORMATION

36.   What happens when a Participant sells or transfers all certificated shares of our Common Stock registered in his or her name?

              If a Participant sells or transfers all shares for which he or she holds a certificate but maintains the shares credited to his or her account under the Plan, dividends will continue to be reinvested on the shares credited to his or her account (unless the account is an "Optional Cash Payments Only" account) and Optional Cash Payments will be accepted for that account, until the Participant withdraws from the Plan and as long as there is at least one full share in the Participant's account. Otherwise, a check will be issued to the Participant for the fractional share and the account will be closed.

37.   What about transfers of shares within the Plan?

              If a Participant wishes to transfer the ownership of all or part of his or her shares held under the Plan to a Plan account for another person, whether by gift, private sale or otherwise, the Participant may effect such transfer at no cost to the Participant by mailing a properly executed stock power to the Plan Administrator. Requests for transfer are subject to the same requirements as for the transfer of Common Stock certificates, including the requirement of a Medallion Signature guarantee on the stock power, as well as receipt of a Form W-9, and an Authorization Form. The required documents are available upon request from the Plan Administrator at the address in Question 4.

              Shares so transferred will continue to be held by the Plan Administrator under the Plan. An account will be opened in the name of the transferee, if he or she is not already a Participant. If the transferee is not already a registered shareholder or a Plan Participant, the donor may make a reinvestment election for the transferee at the time of the gift. If no election is made at the time of the gift, the new account will be coded for Full Dividend Reinvestment and dividends will be reinvested. The transferee may change the reinvestment election after the gift has been made. The transferee will receive a Statement of Holdings showing the number of shares transferred to and held in the transferee's Plan account.

              A Participant may also withdraw shares and have the stock certificate issued in the name of another person by submitting a properly executed stock power, including the above mentioned signature guarantee.

38.   What happens if the Company issues a stock dividend or declares a stock split?

              Any shares we distribute as a result of a stock split or a stock dividend on shares of Common Stock will be credited to the Participant's Account.

39.   How will a Participant's stock be voted at meetings of stockholders?

              Each Participant will be furnished a proxy card and will be entitled to vote all shares credited to his or her account under the Plan in addition to certificated shares held by the Participant directly.

40.   What are our responsibilities under the Plan?

              We and the Plan Administrator in administering the Plan are not liable for any act done in good faith or for any good faith omission to act including, without limitation, any claim of liability arising out of failure to terminate a Participant's account upon such Participant's death before receipt of notice in writing of such death or with respect to the Price Per Share of any shares purchased under the Plan, or any fluctuation in the market value after any purchase or sale of Common Stock.

PARTICIPANTS SHOULD RECOGNIZE THAT WE CANNOT ASSURE A PROFIT OR PROTECT AGAINST A LOSS ON THE COMMON STOCK PURCHASED UNDER THE PLAN, NOR CAN WE CONTROL PURCHASES BY THE PLAN ADMINISTRATOR.

WE CANNOT GUARANTEE THAT DIVIDENDS ON SHARES OF OUR COMMON STOCK MIGHT NOT BE REDUCED OR ELIMINATED.

41.   May the Plan be changed or discontinued?

              We reserve the right to amend, suspend, modify, or terminate the Plan at any time. Notice of any such amendment, suspension, modification, or termination will be sent to all Participants.

USE OF PROCEEDS

              The Company is unable to determine and has no basis for estimating either the number of shares of Common Stock that will be purchased under the Plan or the prices at which such shares will be purchased. If the Company issues new or treasury shares of Common Stock under the Plan, the net proceeds will be added to the general funds of the Company and used for general corporate purposes.

AVAILABLE INFORMATION

              We file annual, quarterly and current reports, proxy statements, and other information with the SEC. Our SEC filings are available at the SEC's Website at www.sec.gov and the Company's Website at www.cvps.com. Reports, proxy statements, and other information we file can be inspected and copied at the Public Reference Room of the Commission at 100 F Street, N.E., Washington, D.C. 20549. Information concerning the operation of the Public Reference Room can be obtained by calling the SEC at 1-202-551-8090. Certain of our securities are listed on the New York Stock Exchange, where reports, proxy statements, and other information concerning our Company can also be inspected at 20 Broad Street, New York, New York 10005.

              You should rely only on the information contained in, or incorporated by reference into, this prospectus. We have not authorized anyone to provide you with additional or different information. You should not assume that the information in this prospectus or any document incorporated by reference is accurate as of any date other than the date of those documents. You may also obtain from the SEC a copy of the registration statement and exhibits that we filed with the SEC when we registered the Common Stock. The registration statement may contain additional information that may be important to you.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

              The following documents are hereby incorporated by reference (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules) in this Prospectus:

    Our Reports on Form 8-K dated January 12, 2007, January 15, 2007, February 26, 2007, and March 13, 2007.
    Our Annual Report on Form 10-K for the year ended December 31, 2006.
    Our Proxy Statement dated March 30, 2007.
    Our Annual Report on Form 10-K/A, Amendment No. 1 for the year ended December 31, 2006.
    The description of our Common Stock contained in the Company's registration statement on Form 8-A pursuant to Section 12(b), as amended.

              All documents filed with the Commission pursuant to Sections 13, 14, and 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules).

              You may read or copy these documents through our Website at www.cvps.com. You may request a copy of these filings at no cost, by writing or calling us at the following address:

Central Vermont Public Service Corporation 77 Grove Street Rutland, VT 05701 Attn: Dale A. Rocheleau (802) 747-5355

LEGAL MATTERS

The legality of the Common Stock covered by this prospectus has been passed upon for Central Vermont Public Service Corporation by Dale A. Rocheleau, our Senior Vice President for Legal and Public Affairs, and Corporate Secretary.

EXPERTS

The consolidated financial statements, the related consolidated financial statement schedules and management's report on the effectiveness of internal control over financial reporting incorporated by reference in this registration statement from Central Vermont Public Service Corporation's Annual Report on Form 10-K for the year ended December 31, 2006 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference (which reports (1) express an unqualified opinion on the consolidated financial statements and consolidated financial statement schedules and include an explanatory paragraph referring to the adoption of a new accounting standard in 2006, (2) express an unqualified opinion on management's assessment regarding the effectiveness of internal control over financial reporting, and (3) express an unqualified opinion on the effectiveness of internal control over financial reporting), and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of Vermont Yankee Nuclear Power Corporation as of December 31, 2006 and 2005 and for each of the years in the three-year period ended December 31, 2006, incorporated by reference herein, have been audited by KPMG LLP, an independent certified public accounting firm, and have been incorporated by reference herein in reliance upon the report of said firm as experts in accounting and auditing.

The consolidated financial statements of Vermont Electric Power Company, Inc. and subsidiary as of December 31, 2006 and 2005 and for the years then ended, incorporated by reference herein, have been audited by KPMG LLP, an independent certified public accounting firm, and have been incorporated by reference herein, in reliance upon the report of said firm as experts in accounting and auditing.

PART II INFORMATION NOT REQUIRED IN THE PROSPECTUS Item 14. Other Expenses of Issuance and Distribution.
SEC Filing Fee *	. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	$ 415
Printing *	. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	$ 5,000
Legal Fees and Expenses *	. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	$15,000
Accounting Fees *	. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	$20,000
Blue Sky Fees and Expenses *	. . . . . . . . . . . . . . . . . . . . . . . . . . . .	$12,000
Miscellaneous *	. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	$ 3,000
Total	. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	$55,415

* Estimated

Item 15.   Indemnification of Directors and Officers

              Sections 8.50 through 8.56 of the Vermont Business Corporation Act, inter alia, generally empower a Vermont corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Similar indemnity is authorized for such person against expenses (including attorney's fees) actually and reasonably incurred in connection with the defense or settlement of any such threatened, pending or completed action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the shareholders or disinterested directors or by independent legal counsel in a written opinion that indemnification is proper because the indemnitee has met the applicable standard of conduct.

              Section 8.57 of the Vermont Business Corporation Act further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against such person, and incurred by such person in any such capacity, or arising out of that person's status as such, whether or not the corporation would otherwise have the power to indemnify that person under Section 8.50 through 8.56.

              The Registrant's By-laws provide that, to the extent legally permissible, the Registrant may indemnify any of its directors, officers and employees who, as a result of such position, was or is a party or is threatened to be made a party to any contemplated, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal against expenses, actually or reasonably incurred by him or her in connection with such action, suit or proceeding.

Item 16.   Exhibits

Exhibit Number	Description of Exhibits
4.1	Articles of Incorporation, as amended August 11, 1992. (Exhibit No. 3-2, 1992 10-K, File No. 1-8222)
4.2	By-laws, as amended October 8, 2005. (Exhibit 99.2, Current Report on Form 8-K, filed October 11, 2005, File No. 1-8222)
5.1	Opinion of Dale A. Rocheleau, Esq.
23.1	Consent of Deloitte & Touche LLP
23.2	Consent of Dale A. Rocheleau, Esq. (included in Exhibit 5.1)
23.3	Consent of KPMG
23.4	Consent of KPMG
24.1	Power of Attorney
99.1	Letter to Participants

Item 17.   Undertakings

The undersigned registrant hereby undertakes as follows:

(a)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)   to include any prospectus required by section l0(a)(3) of the Securities Act of 1933;

(ii)   to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii)   to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the registrant does not undertake to file a post-effective amendment pursuant to paragraphs (i), (ii), (iii) above if the information required to be included in such post-effective amendment is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement;

(b)   that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(c)   to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(d)   that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)     Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)     Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(f)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company, whether pursuant to provisions in the Company's By-laws relating thereto or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for such indemnification against such liabilities (other than the payment by the Company of expenses paid or incurred by a director, officer or controlling person of the Company in the successful defense of an action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

              Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Rutland, State of Vermont, on March 30, 2007.

CENTRAL VERMONT PUBLIC SERVICE CORPORATION

                                     Registrant

By	/s/ Pamela J. Keefe Pamela J. Keefe Vice President, Chief Financial Officer, and Treasurer
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on March 30, 2007.
Signature	Title

Mary Alice McKenzie *

Robert H. Young *

 /s/ Pamela J. Keefe
Pamela J. Keefe

Robert L. Barnett *

Frederic H. Bertrand *

Janice B. Case *

Robert G. Clarke *

Bruce M. Lisman *

William R. Sayre *

Janice L. Scites *

William J. Stenger *

Douglas J. Wacek *

Chair of the Board and Director

President, Chief Executive Officer, and Director
(Principal Executive Officer)

Vice President, Chief Financial Officer, and Treasurer
(Principal Financial Officer and Principal Accounting Officer)

Director

Director

Director

Director

Director

Director

Director

Director

Director

By:   /s/ Pamela J. Keefe
        Pamela J. Keefe
        Attorney-in-Fact for each of the persons indicated.

*  Such signature has been affixed pursuant to a Power of Attorney filed as an exhibit hereto and incorporated by reference herein.